Exhibit 99.1

SUI Group’s Total Treasury Holdings Rise to 108,793,779 SUI
as of May 19, 2026

SUIG’s Discount to NAV Has Compressed Meaningfully as Institutional Demand for Public-Market SUI Exposure Continues to Build

WAYZATA, MN, May 21, 2026 – SUI Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”), today announced that as of May 19, 2026, its total SUI holdings increased to 108,793,779 (including digital asset loans), primarily driven by lending activities in the SUI ecosystem and native staking rewards. The Company also noted that the discount of its share price to net asset value has compressed meaningfully in recent months reflecting new investments, the appreciation in the SUI price and adjustments in the book value of the legacy lending book. Based on current market prices, SUI Group is trading at an approximate 0.91x market net asset value (“mNAV”), which management believes reflects increasing investor recognition of its differentiated treasury strategy and long-term positioning within the Sui ecosystem. SUI Group’s total shareholders’ equity, as set out in the company’s most recent 10Q filing, was $100,788,670 as of March 31, 2026.

Stephen Mackintosh, Chief Investment Officer of SUI Group, said, “We believe the Sui ecosystem continues to evolve into a foundational layer for the next generation of financial infrastructure, and SUI Group is focused on building alongside that growth. Our recent investment in Nof1 and strategic participation in Recursive Superintelligence’s funding round reflect our conviction that agentic finance will define the next era of capital markets, and we intend to be at the forefront of that shift.”

“Our focus is not simply accumulating SUI but driving long-term shareholder value through disciplined capital allocation across treasury growth, staking, digital asset lending, ecosystem infrastructure and opportunistic share repurchases when we believe our stock is undervalued relative to the intrinsic value of our platform. Each of these pillars is intended to reinforce the others, and we believe the compounding effect of that strategy will drive meaningful value for our shareholders over time.”

SUI Group Treasury Update
•	Treasury: 108,793,779 SUI (including digital asset loans) as of May 19, 2026.
•	SUI Value: Approximately $115 million using the May 19, 2026 price of $1.06 per SUI[1].
•
SUI per Share: Using fully adjusted shares[2] issued and outstanding as of May 19, 2026 of 80.9 million shares, SUI Group remained flat at 1.34 SUI per share of common stock (vs approximately 1.34 on January 7, 2026), or $1.43 per share of common stock (vs $2.42 on January 7, 2026).

•	Staking: Substantially all of the Company’s SUI is being staked, earning an approximate yield of 1.8%. The current estimated daily yield is approximately 5,200 SUI.

Supplemental Information on mNAV

1 Based on the SUI/USD price on May 19, 2026, as reported by Coinbase.
2 Includes issued shares, as well as issued but unexercised pre-funded warrants.

SUIG estimates its mNAV by aggregating the value of its digital assets, cash balances and other NAV divided by the number of its outstanding common stock (including pre-funded warrants). Using the closing price of SUIG common stock and SUI token price on May 19, 2026, SUIG is trading at an approximate mNAV of 0.91x, with calculation details below.

M / NAV Calculation

Outstanding Shares incl. Pre-Funded Warrants	80,896,554
Current Share Price	$1.56
Market Cap	$126,198,624

SUI/Share	1.34

NAV

SUI Holdings	$115,321,406
- number	108,793,779
- current price	$1.06
USDC / USDT / SuiUSDe /Cash	$14,384,885
Other NAV	$9,057,970
- portfolio investments	$8,670,165
- other Net Assets	$387,805

NAV	$138,764,261

M/NAV	0.91x

Supplemental Measures
The Company uses mNAV to help assess the performance of its strategy of acquiring and deploying SUI in a manner the Company believes is accretive to shareholders. The Company believes that mNAV can assist investors in understanding how the Company chooses to fund purchases of and deploy SUI and the value created by such purchases. Such metrics have inherent limitations including not taking into account that our assets are subject to all existing and future liabilities. Such metrics are not, and should not be understood as financial performance, valuation, or liquidity measures and may not be comparable to similarly titled measures of other companies. Other companies, including other companies with digital asset treasuries, may calculate mNAV or similarly titled metrics differently, limiting the usefulness of the measure for comparative purposes. Although mNAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.

The trading price of the Company’s common stock is informed by numerous factors in addition to Company’s SUI holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s common stock can deviate significantly from the market value of the Company’s SUI holdings, and mNAV is not indicative or predictive of the trading price of the Company’s common stock.

Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. Such metrics are merely supplements, not substitutes to the financial statements and other disclosures contained in the Company’s SEC filings.

Non-GAAP Financial Information
This press release includes certain non‑GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non‑GAAP financial measures include, but are not limited to, net asset value and mNAV.

SUI Group uses these non‑GAAP financial measures to supplement its GAAP results in order to provide investors with additional insight into the Company’s operating performance and cost structure. Management believes these non‑GAAP measures are useful to investors because they are industry standard financial reporting metrics for digital asset treasury companies.

These non‑GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The principal limitation of these non‑GAAP measures is that they exclude expenses and losses that are required to be recorded under GAAP and that may have a material impact on the Company’s financial results. In addition, other companies, including companies in the digital asset and financial services industries, may calculate similarly titled non‑GAAP measures differently, which limits their usefulness for comparative purposes.

To compensate for these limitations, SUI Group encourages investors to review the Company’s non‑GAAP financial measures together with the most directly comparable GAAP financial measures, which are presented in the tables herein.

GAAP to mNAV Reconciliation (USD)

Total Shareholders’ Equity - 31 March 2026	100,788,670

GAAP Adjustments 1

Digital Asset Loan Receivable (current and non-current)	(2,247,760)
Digital Assets	(81,807,419)
Digital Asset Receivable	(19,469,019)
Deferred Income (current and non-current)	16,800,000

Other Adjustments 2

SUI including SUI Digital Asset Receivables	115,321,406
SuiUSDe	10,035,434
Movement in Cash Balances Since 31 March 2026	(657,051)

NAV	138,764,261

Notes:

1 - SUI tokens, digital asset receivables and deferred income as at 31 March 2026 reversed
2 - SUI tokens, SUI loans and SuiUSDe added back at prevailing market prices

Forward Looking Statements
This press release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, risks associated with investing in agentic finance, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, including stablecoin implementation, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Sean Mansouri, CFA or Aaron D’Souza
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com